                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

    ATHEROGENICS REPORTS FOURTH QUARTER AND FULL-YEAR 2003 FINANCIAL RESULTS

ATLANTA, GA - February 11, 2004 - AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today reported financial results for the fourth quarter and year ended December 31, 2003.

For the fourth quarter ended December 31, 2003, AtheroGenics incurred a net loss of $15.8 million, or $0.43 per share, compared to a net loss of $7.9 million, or $0.28 per share, for the fourth quarter of 2002. For the twelve months ended December 31, 2003, AtheroGenics reported a net loss of $53.3 million, or $1.49 per share, compared to a net loss of $28.0 million, or $1.00 per share, for the twelve months ended December 31, 2002.

The increased net loss in 2003 reflected a higher investment in research and development to support the continued advancement of the company's clinical pipeline. Research and development expenses for the three and twelve months ended December 31, 2003, increased to $13.1 million and $45.7 million, respectively, from $6.4 million and $22.8 million, respectively, for the comparable periods in 2002. The increase in both periods versus last year reflected the costs associated with two new clinical trials that commenced during 2003 -- the ARISE (Aggressive Reduction of Inflammation Stops Events) Phase III trial for AGI-1067 in atherosclerosis and the OSCAR (Oral Suppression of Cellular Inflammation Attenuates Rheumatoid Arthritis) Phase II trial for AGIX-4207 in rheumatoid arthritis. Also contributing to the increase in R&D expenses were costs associated with the ongoing CART-2 Phase IIb trial for AGI-1067.

For the fourth quarter and full-year 2003, general and administrative expenses increased to $1.5 million and $5.5 million, respectively, from $1.1 million and $4.1 million, respectively, in the comparable prior year periods, reflecting higher insurance premiums and business development expenses related to partnership activities. Interest expense increased to $1.3 million and $2.0 million in the three months and full-year ended December 31, 2003, representing interest payable on the convertible debt offering that was completed in August 2003.

AtheroGenics ended the year with approximately $131.6 million in cash, cash equivalents and marketable securities.

"In 2003 AtheroGenics advanced as a late-stage clinical development company, ending the year with three major, ongoing clinical trials addressing such serious diseases as atherosclerosis and rheumatoid arthritis," stated Russell M. Medford, M.D., Ph.D., President and Chief Executive Officer of AtheroGenics. "We look forward to reporting out important clinical results in 2004."

AtheroGenics Reports Fourth Quarter and Full Year 2003 Financial Results February 11, 2004
Page 2


2004 FINANCIAL GUIDANCE

The company provided financial guidance at the JPMorgan Annual Healthcare Conference in January 2004, that net loss per share for 2004 would be in the range of $1.85 - $1.95, and net cash usage for the year would be in the range of $63 - $67 million.

CONFERENCE CALL INFORMATION

There will be a conference call today at 9:00 a.m. ET to discuss AtheroGenics' fourth quarter and full-year 2003 financial results and to provide a company update. If you would like to participate in the call, please dial 1-800-915-4836 (domestic) or 1-973-317-5319 (international). A replay of this call will be available today from approximately 11:00 a.m. ET through 11:59 p.m. on February 18, 2004, by dialing 1-800-428-6051 (domestic) or 1-973-709-2089
(international). The rebroadcast access code is 327783.

ABOUT ATHEROGENICS

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. The company has four drug development programs in the clinic. AtheroGenics' lead compound, AGI-1067, is being evaluated in the pivotal Phase III clinical trial called ARISE, as an oral therapy for the treatment of atherosclerosis. AGIX-4207, the Company's second clinical compound derived from its proprietary v-protectant(TM) technology platform, is a novel, oral agent being tested in a Phase II clinical program called OSCAR, for the treatment of rheumatoid arthritis. AGIX-4207 I.V. is an intravenous rheumatoid arthritis treatment that has completed a Phase I clinical study. AGI-1096 is a novel, oral agent that is being developed for the prevention of organ transplant rejection in collaboration with Fujisawa. For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2002 and our Quarterly Report on Form 10-Q for the third quarter of 2003.

ATHEROGENICS, INC.                INVESTOR RELATIONS                  MEDIA INQUIRIES
Mark Colonnese                    Lilian Stern                           Katie Brazel
Chief Financial Officer           Stern Investor Relations          Fleishman Hillard
678-336-2511                      212-362-1200                           404-739-0150
investor@atherogenics.com         lilian@sternir.com            brazelk@fleishman.com

AtheroGenics Reports Fourth Quarter and Full Year 2003 Financial Results February 11, 2004
Page 3


                               ATHEROGENICS, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                       DECEMBER 31,                             DECEMBER 31,
                                             --------------------------------        --------------------------------
                                                 2003                2002                2003                2002
                                             ------------        ------------        ------------        ------------
Revenues                                     $         --        $         --        $         --        $         --

Operating expenses:
    Research and development                   13,124,715           6,434,753          45,721,087          22,838,066
    General and administrative                  1,535,484           1,072,702           5,504,650           4,070,189
    Amortization of deferred stock
       compensation                               255,234             534,855           1,365,898           1,976,872
                                             ------------        ------------        ------------        ------------
       Total operating expenses                14,915,433           8,042,310          52,591,635          28,885,127
                                             ------------        ------------        ------------        ------------
Operating loss                                (14,915,433)         (8,042,310)        (52,591,635)        (28,885,127)
Interest and other income                         395,607             154,578           1,258,216             962,040
Interest expense                               (1,300,699)            (14,843)         (1,954,402)            (42,420)
                                             ------------        ------------        ------------        ------------
Net loss                                     $(15,820,525)       $ (7,902,575)       $(53,287,821)       $(27,965,507)
                                             ============        ============        ============        ============

Net loss per share - basic and diluted       $      (0.43)       $      (0.28)       $      (1.49)       $      (1.00)
                                             ============        ============        ============        ============
Weighted average shares outstanding -
    basic and diluted                          36,719,152          28,130,427          35,770,994          27,978,705
                                             ============        ============        ============        ============

                               ATHEROGENICS, INC.
                               BALANCE SHEET DATA
                                   (UNAUDITED)

                                                   DECEMBER 31,         DECEMBER 31,
                                                       2003                 2002
                                                  -------------        ------------
Cash, cash equivalents and
    short-term investments                        $ 131,583,928        $ 34,671,131
Working capital                                     124,848,687          30,009,013
Total assets                                        138,836,746          37,952,044
Long-term obligations, less current portion         100,083,622             572,492
Accumulated deficit                                (142,531,315)        (89,243,494)
Total shareholders' equity                           30,377,006          32,493,713

                                       ###